Exhibit 99.1

BOSTON OMAHA CORPORATION ANNOUNCES SECOND QUARTER 2020 FINANCIAL RESULTS

Omaha, Nebraska (Business Wire)                                                                                                                                                                                                                                                                                                                                                                                                                                                                August 7, 2020

Boston Omaha Corporation (NASDAQ: BOMN) (the “Company”) announced its financial results for the second quarter ended June 30, 2020 in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

We show below summary financial data for the second quarter of 2020 and 2019. Our Quarterly Report on Form 10-Q can be found at www.bostonomaha.com.

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Billboard Rentals, Net	$6,654,032	$7,149,992	$13,869,798	$13,930,382
Broadband Services (1)	1,164,082	-	1,431,333	-
Premiums Earned	3,203,581	2,487,557	6,657,639	4,369,899
Insurance Commissions	349,729	402,956	682,520	758,103
Investment and Other Income	121,140	99,056	261,454	191,902
Total Revenues	11,492,564	10,139,561	22,902,744	19,250,286

Depreciation and Amortization Expense	1,963,209	3,717,694	3,746,540	7,409,529

Net Loss from Operations	(865,309)	(3,202,639)	(2,045,281)	(7,990,589)
Net Other Income (Loss)	4,300,760	1,105,849	(19,246,965)	1,804,321

Net Income (Loss) Attributable to Common Stockholders	$3,402,308	$(2,114,348)	$(21,331,930)	$(6,192,734)
Basic and Diluted Net Income (Loss) per Share	$0.14	$(0.09)	$(0.89)	$(0.28)

			June 30,	December 31,
			2020	2019
Total Unrestricted Cash & Investments (2)			$169,573,193	$147,345,640
Total Assets			468,881,186	436,908,210
Total Liabilities			86,931,755	89,937,167
Total Noncontrolling Interest			1,584,299	1,730,058
Total Stockholders' Equity			$380,365,132	$345,240,985

1.	Includes our acquisition of AireBeam completed on March 10, 2020.
2.

Investments consist of U.S. treasury securities classified as securities available for sale and publicly traded equity securities, of which $8,899,208 is held by our insurance entities at June 30, 2020.

As a result of a change in Generally Accepted Accounting Principles in 2018, we are required to include the unrealized changes in market prices of investments in public equity securities in our reported earnings. In the table above, “Net Other Income (Loss)” includes unrealized losses of $25,232,878 in the value of our public equity securities during the first six months of 2020. While we intend to hold our current securities for the longer term, we may in the future choose to sell them for a variety of reasons resulting in realized losses or gains.

Cash flow from operations for the six months ended June 30, 2020 was $1,261,366, compared to $2,895,881 for the six months ended June 30, 2019.

Our book value per share was $13.97 at June 30, 2020, compared to $14.68 at December 31, 2019.

As of June 30, 2020, we had 26,175,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

As of August 6, 2020, we had 26,175,555 shares of Class A common stock and 1,055,560 shares of Class B common stock issued and outstanding.

About Boston Omaha Corporation

Boston Omaha Corporation is a public holding company with three majority owned businesses engaged in outdoor advertising, surety insurance and broadband telecommunications services. The Company also maintains minority investments in a bank, a national residential homebuilder and commercial real estate services businesses.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not actually achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully integrate acquired businesses, the effect of a loss of, or financial distress of, any reinsurance company which we rely on for our insurance operations, the risks associated with our investments in both publicly traded securities and privately held businesses, our history of losses and ability to maintain profitability in the future, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2019 and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.bostonomaha.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Contacts:

Boston Omaha Corporation

Catherine Vaughan, 617-875-8911

cathy@bostonomaha.com